Registration No. 33-92172
                                                                 Rule 424(b)(3)


PROSPECTUS SUPPLEMENT dated July 19, 2002
To Prospectus dated July 19, 1995




                                MORGAN STANLEY

                 SHARE PURCHASE AND DIVIDEND REINVESTMENT PLAN


         Effective June 20, 2002, Morgan Stanley Dean Witter & Co. changed its corporate name to Morgan Stanley.

         You can request a copy of the documents (excluding exhibits) incorporated by reference into the Prospectus, at no cost, by writing or telephoning Morgan Stanley at the following address: Investor Relations, Morgan Stanley, 1585 Broadway, 40th Floor, New York, New York 10036, telephone number:
(212) 762-6803.